UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2015

GSI GROUP INC.

(Exact name of registrant as specified in its charter)

New Brunswick, Canada	001-35083	98-0110412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike Bedford, Massachusetts	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 266-5700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2015, Deborah A. Mulryan and GSI Group Inc. (the “Company”) agreed that her position as Vice President of Human Resources would be eliminated as of such date, and that she would no longer be employed by the Company.

In connection with this action, the Company entered into a severance agreement with Ms. Mulryan, pursuant to which she became entitled to receive the following payments and benefits: (a) continued payment of her base salary through March 31, 2016; (b) cash payment of $45,500, less applicable withholdings, payable on the first regular pay period following January 21, 2015 (the “Effective Date”); (c) accelerated vesting of all unvested restricted stock units within seven days following the Effective Date; and (d) reimbursement or payment of the full cost of health, dental and vision insurance coverage through January 13, 2018. The severance agreement also includes a mutual release of claims by the Company and Ms. Mulryan and customary non-disparagement provisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI Group Inc.
(Registrant)

Date: January 16, 2015	By:	/s/ Robert J. Buckley
Robert J. Buckley
Chief Financial Officer